EXHIBIT 5.1


                              BLACKBURN & STOLL, LC
                                Attorneys at Law
                          77 West 200 South, Suite 400
                           Salt Lake City, Utah 84101
                            Telephone (801) 521-7900
                               Fax (801) 521-7965



                                January 28, 2004

Specialized Health Products International, Inc.
585 West 500 South
Bountiful, Utah 84010


         Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Specialized Health Products International, Inc. (the "Company") in the preparation of a Registration Statement on Form S-8 filed to be filed on or about January 29, 2004, to which this opinion is attached as Exhibit 5.1 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to 500,000 shares (the "Shares") of common stock of the Company, par value $.02 per share, issuable under the Specialized Health Products International, Inc. 2004 Stock Purchase Plan (the "Plan").

         This opinion is an exhibit to the Registration Statement, and is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act of 1933, as amended (the "1933 Act").

         In that capacity, we have reviewed the Registration Statement, the Plan and other documents, corporate records, certificates, and other instruments for purposes of this opinion.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof. As to any facts material to the opinions expressed herein, we have, to the extent we deemed appropriate, relied upon statements and representations of officers and other representatives of the Company and others.

         The law covered by the opinions expressed herein is limited to the Delaware General Corporation Law (including statutory provision and also all applicable provisions of the Delaware Constitution and reported judicial decision interpreting these laws), and we do not express any opinion herein concerning any other law.

         Based upon and subject to the foregoing, and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

         Upon the issuance and sale of the Shares in the manner contemplated by the Registration Statement and in accordance with the terms of the Plan, and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the terms of the Plan and the Registration Statement, the Shares will be legally and validly issued, fully paid and nonassessable securities of the Company.

         In rendering this opinion, we have assumed that the certificates representing the Shares will conform to the form of specimen examined by us and such certificates will be duly executed and delivered by the Company.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                                       Very truly yours,


                                                       /s/ Blackburn & Stoll, LC
                                                       -------------------------
                                                       BLACKBURN & STOLL, LC